Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Humacyte, Inc. of our report dated March 29, 2022, relating to the financial statements of Humacyte, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 30, 2022